Exhibit 5.1
November 16, 2007
Local.com Corporation
One Technology Drive, Building G
Irvine, California 92618
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Local.com Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”), including a prospectus (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each a “Prospectus Supplement”), which provides for the registration by the Company of up to 8,000,000 shares of its common stock, $0.00001 par value per share (“Common Shares”).
     The Common Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement provides that the Common Shares may be offered in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements.
     In connection with rendering this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Certificate of Incorporation, as on file with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); the Company’s Bylaws, as amended and restated to the date hereof (the “Bylaws”); and such other original instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.
     On the basis of the foregoing and in reliance thereon, and subject to the qualifications hereinstated, we are of the opinion that:
     With respect to the Common Shares, offered under the Registration Statement (the “Offered Common Shares”) provided, that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplements required by applicable laws have been delivered as required by such laws, (ii) the issuance of the Offered Common Shares has been

Local.com Corporation
November 16, 2007

duly authorized by all necessary corporate action on the part of the Company, (iii) the issuance and sale of the Offered Common Shares does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the certificates for the Offered Common Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplements and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and non-assessable.
     This opinion is limited to the General Corporation Law of the State of Delaware (“DGCL”), including the statutory provisions of the DGCL, all applicable provisions of the Constitution of the State of Delaware and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.
     We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Rutan & Tucker, LLP